POWER OF ATTORNEY
Know all persons by these present, that the undersigned hereby constitutes and appoints each of David P. Onzay and Stephanie Howard, and if such person ceases to serve in such capacity, his or her successor, of Gold Reserve Ltd.
(the Company), or any of them acting singly, and with full power of substitution and re-substitution, to act as the undersigned's true and lawful attorney in fact (each of such persons and their substitutes being referred to herein as the Attorney in Fact), to:
1.	Prepare, execute, and submit to the Securities and Exchange Commission
(SEC) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered by the Attorney in Fact to be advisable under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the Exchange Act) or any rule or regulation of the SEC;
2.	Prepare, execute and submit to the SEC, the Company and/or any national securities exchange on which the Company's securities are or may be listed any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney in Fact considers it advisable to file with the SEC, under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933, as amended (Rule 144), with respect to any security of the Company, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144;
3.	Seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including the Company, brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the Attorney in Fact and approves and ratifies any such release of information; and
4.	Perform any and all other acts which, in the discretion of the
Attorney in Fact, are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned hereby grants to the Attorney in Fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that the Attorney in Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that (i) this Power of Attorney authorizes, but does not require, the Attorney in Fact to act in his or her discretion on information provided to such Attorney in Fact without independent verification of such information, (ii) any documents prepared or executed by the Attorney in Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney in Fact, in his or her discretion, deems necessary, desirable or appropriate,
(iii) neither the Company nor the Attorney in Fact assumes any liability for the undersigned's responsibility to comply with the requirements of
Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under
Section 16(b) of the Exchange Act and (iv) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney in Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

[Signature page follows]



IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of January, 2025.


					/s/ Robert A. Cohen

					Signature

					Robert A. Cohen

					Name (Printed or Typed)